UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2013

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania		17604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

            NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 27, 2013, a Separation of Employment and General Release Agreement (the “Separation Agreement”) between Armstrong World Industries, Inc. (the “Company”) and Frank J. Ready, in connection with Mr. Ready’s previously announced retirement from the Company as Executive Vice President and Chief Executive Officer of Armstrong Floor Products Worldwide, became effective following the expiration of consideration and revocation periods provided for therein.

Pursuant to the terms of the Separation Agreement, Mr. Ready will remain employed by the Company through December 31, 2013 (the “Separation Date”) and, subject to his remaining employed through the Separation Date, will be entitled to: (i) receive his base salary at the rate in effect on the date of the Separation Agreement (“Base Salary”) in accordance with regular Company payroll practices and subject to applicable tax and payroll deductions; (ii) receive a lump sum payment of $500,000, which is equal to one year of his Base Salary, payable within thirty (30) days of the Separation Date; (iii) be eligible to receive an annual cash bonus award under the Company’s Management Achievement Plan (“MAP”) for the 2013 calendar year, based on the Company’s and his performance as determined according to the terms of the MAP, which award, if any, would be payable at the same time as MAP awards are payable to other plan participants; (iv) be eligible for continued medical, prescription drug and dental coverage for six (6) months following the Separation Date at the premium rates applicable to active employees; and (v) receive twelve (12) months of outplacement services through a provider selected by the Company in order to assist him with job transition after the Separation Date.

Mr. Ready also acknowledged and agreed that he continued to be bound by certain restrictive covenants and clawback provisions included in (i) the Change in Control Agreement between Mr. Ready and the Company and (ii) the Company’s 2006 and 2011 Long Term Incentive Plans. Mr. Ready also granted the Company a general waiver and release of liability and claims and will grant a second release to the Company following the Separation Date, which is a condition to his receipt of the benefits described in (ii) through (v) of the immediately foregoing paragraph.

The description of the Separation Agreement herein is limited in its entirety by the terms of the Separation Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation of Employment and General Release Agreement dated as of November 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel and Secretary

Date: December 2, 2013

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